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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 20, 2004

                              HUBBELL INCORPORATED
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             (Exact name of registrant as specified in its charter)

         CONNECTICUT                     1-2958                  06-0397030
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

        584 Derby Milford Road, Orange, Connecticut               06477-4024
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         (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code (203) 799-4100

                                       N/A
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 20, 2004, Hubbell Incorporated ("Hubbell") entered into a credit agreement (the "Credit Agreement") with JPMorgan Chase Bank ("JPMCB"), as administrative agent and lender (in its capacity as administrative agent, the "Administrative Agent"), Fleet National Bank, Citibank, N.A., Wachovia Bank National Association, Banco Popular, Barclays Bank, Mellon Bank, N.A., U.S. Bank National Association, The Bank of New York, The Northern Trust Company and Morgan Stanley Bank (each a "Lender" and, together with the Administrative Agent, the "Lenders").

The terms and provisions of the Credit Agreement are, with the exception of the maturity date, the net worth and indebtedness covenants and the interest rates, identical with those of the agreement entered into on July 18, 2002 by and among Hubbell, as borrower, the lenders party thereto, and JPMCB, as administrative agent and as a lender. The new credit facility will be used for working capital, capital expenditures and other lawful corporate purposes.

The Credit Agreement provides for a 5 year credit facility of $200 million in revolving loans (the "Revolving Loans"). In addition to the Revolving Loans, Hubbell will have the option to request that the Lenders bid for loans (the "Competitive Loans"). The Lenders, in turn, will have the right, but not the obligation, to submit bids with respect to Competitive Loans requests made by Hubbell.

Revolving Loans will bear interest at a fluctuating rate per annum equal to the higher of (a) the federal funds rate plus 0.5% and (b) JPMCB publicly announced prime rate. Alternatively, at Hubbell's option, Revolving Loans will bear interest at the Adjusted LIBO Rate, which is equal to the offered rate that appears on page 3750 of the Dow Jones Market Service (the "LIBO rate") multiplied by the Statutory Reserve Rate (a fraction comprised of (x) one as the numerator and (y) one minus the aggregate of the maximum reserve percentages established by the Board of Governors of the Federal Reserve System, as the denominator) plus an applicable spread depending upon the ratings of the senior unsecured long term debt of Hubbell.

Competitive Loans will bear interest, as specified by the applicable Lender in its related competitive bid, either at the LIBO Rate plus (or minus, as applicable) a marginal rate of interest or at a fixed rate of interest per annum.

All Revolving Loans outstanding under the Credit Agreement will be due and payable on October 20, 2009. All Competitive Loans under the Credit Agreement will be due and payable on the last day of the interest period applicable to such loans.

The Credit Agreement includes customary affirmative and negative covenants, such as information covenants, compliance with law, limitations on the creation of new indebtedness and on certain liens, restrictions on certain transactions with affiliates, and maintenance of minimum net worth. A default under the Credit Agreement may be triggered by events such as a failure to pay when due any principal on any loan under the Credit Agreement, failure to comply with certain covenants under the Credit Agreement, failure to make payments when due in respect of or a failure to perform obligations relating to debt obligations in excess of $50 million, or a change of control of Hubbell. A default under the Credit Agreement would permit the participating banks to restrict Hubbell's ability to further access the credit facility for loans and require the immediate repayment of any outstanding loans with interest.

A copy of the Credit Agreement is attached hereto as an Exhibit 99.1.

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                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.                             Document Description
-----------                             --------------------
99.1                     Credit Agreement, dated as of October 20, 2004, by and
                         among Hubbell Incorporated, the Lenders party thereto
                         from time to time and JPMorgan Chase Bank as
                         Administrative Agent.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      HUBBELL INCORPORATED
                                                --------------------------------
                                                          (Registrant)

Date October 21, 2004

                                                      /s/ Richard W. Davies
                                                --------------------------------
                                                           (Signature)*

                                                Name:  Richard W. Davies
*Print name and title of the signing            Title: Vice President, General
officer under his signature.                           Counsel and  Secretary

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                                  EXHIBIT INDEX

Exhibit No.                              Document Description
-----------                              --------------------
99.1                     Credit Agreement, dated as of October 20, 2004, by and
                         among Hubbell Incorporated, the Lenders party thereto
                         from time to time and JPMorgan Chase Bank as
                         Administrative Agent.